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                                  Exhibit 23.4

                       CONSENT OF THE KAFAFIAN GROUP, INC.

                    [LETTERHEAD OF THE KAFAFIAN GROUP, INC.]

                          CONSENT OF FINANCIAL ADVISOR

          We hereby consent to the use of our fairness opinion included as
Exhibit 3 to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Columbia Financial Corporation with and into CCFNB Bancorp, Inc. and to the reference to our firm's name under "JOINT PROPOSAL I - THE REORGANIZATION" and the captions "CCFNB Bancorp Background and Reasons for the Reorganization," "Columbia Financial Background and Reasons for the Reorganization," "Opinion of Columbia Financial's Financial Advisor," and "Compensation of The Kafafian Group, Inc." in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts within the meaning of the term "experts" as used in the Act or the Regulations.


                                        The Kafafian Group, Inc.

                                        By: /s/ The Kafafian Group, Inc.
                                            ------------------------------------

Parsippany, New Jersey
March 13, 2008


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